SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2005

Progenics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 789-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2005, the Board of Directors of Progenics Pharmaceuticals, Inc. (the “Company”), by unanimous written consent, approved an annual retainer fee of $40,000 to each of Kurt W. Briner and Paul F. Jacobson as compensation for their services as Co-Chairmen of the Board. The retainer fee shall be paid in quarterly installments retroactively beginning in October 2004 to account for services rendered since the election of the Co-Chairmen in October 2004. Pursuant to the Board’s action, Messrs. Briner and Jacobson were also each granted options to purchase 25,000 shares of the Company’s common stock at an exercise price of $15.98 per share, 10,000 shares of which vest immediately, with the remaining shares to vest on December 31, 2005. The option grants were made under the Company’s Amended and Restated 1996 Stock Incentive Plan and in accordance with the terms of that certain form of Non Qualified Stock Option Agreement attached hereto as Exhibit 10.1.

In addition to the above retainer fees and option grants, Messrs. Briner and Jacobson receive compensation for their services as non-employee directors of Progenics. Effective January 12, 2005, non-employee directors of the Company are entitled to payment for their services to the Company as follows: (i) $2,000 for each meeting of the Board of Directors attended in person, $1,000 for each in-person meeting attended by telephone and $500 for participation in each telephonic meeting; for committee meetings held other than in conjunction with a meeting of the whole Board, $1,000 for attendance in person and $500 for telephonic participation; for committee meetings held on the day after a meeting of the whole Board, $500 for participation; for committee meetings held on the same day, no additional compensation is paid; (ii) an annual retainer fee of $15,000, except for Messrs. Briner and Jacobson who are entitled to an annual retainer fee of $40,000 as described above; and (iii) an option to purchase 10,000 shares of the Company’s common stock granted annually on each July 1 with an exercise price equal to the fair market value as of the date of grant, provided that with regard to the option grant on July 1, 2005, Messrs. Briner and Jacobson will not be entitled to that option grant. In addition, the Audit Committee chairman is entitled to an additional annual retainer fee of $5,000, the Compensation Committee chairman is entitled to an additional annual retainer fee of $2,500, and the Nominating and Corporate Governance Committee chairman is entitled to an additional annual retainer fee of $2,500.

On January 10, 2005, the Compensation Committee of the Board of Directors approved a grant of 25,000 shares of restricted stock to Paul J. Maddon, M.D., Ph.D., the Company’s Chief Executive Officer, Chief Science Officer, and a Company director, as bonus compensation pursuant to Dr. Maddon’s employment agreement with the Company. The restrictions lapse over four years, beginning June 20, 2005. The restricted stock grant was made under the Company’s Amended and Restated 1996 Stock Incentive Plan in accordance with the terms of that certain form of Restricted Stock Award Agreement attached hereto as Exhibit 10.2.

We have previously and may in the future grant stock option awards and restricted stock awards under our Amended and Restated 1996 Stock Incentive Plan in accordance with the terms of that certain form of Non-Qualified Stock Option Agreement attached hereto as Exhibit 10.1, and that certain form of Restricted Stock Award Agreement attached hereto as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement

10.2	Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PROGENICS PHARMACEUTICALS, INC.

By:   /s/ Robert A. McKinney
               Robert A. McKinney
               Vice President, Finance and Operations

Dated: January 14, 2005